Exhibit 10.2

AMENDMENT NUMBER TWO

TO

ENHANCEMENT LETTER

AMENDMENT (“Amendment”) made on September 19, 2013 to the change in control enhancement agreement dated as of March 29, 2007 (the “Enhancement Agreement”), previously amended effective December 31, 2008, between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), and John Hogan (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Enhancement Agreement; and

WHEREAS, the Enhancement Agreement was previously amended effective December 31, 2008; and

WHEREAS, the Company and the Executive desire to amend the Enhancement Agreement in a manner intended to delete the Executive’s right to a tax equalization payment provided in the Enhancement Agreement which would have placed the Executive in the same after-tax position as if the excise tax under Section 4999 of the Internal Revenue Code did not apply;

NOW, THEREFORE, effective September 19, 2013, the Enhancement Agreement is hereby amended as follows:

1. Section 2 of the Enhancement Agreement, as amended effective December 31, 2008, is hereby deleted in its entirety and replaced with the words “Reserved.”

2. Except as expressly amended hereby, the Enhancement Agreement, as amended effective December 31, 2008, shall continue in full force and effect.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 19th day of September, 2013.

EXECUTIVE

/s/ John Hogan
John Hogan

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name:	Adam D. Amsterdam
Title:	Vice President, General Counsel and Secretary